Exhibit 99.1

CytoDyn Files Lawsuit Against Rosenbaum/Patterson Activist Group for Misleading Shareholders and Waging an Unlawful Proxy Contest

Suit Details Unlawful Attempts to Solicit Votes on Part of the Activist Group

CytoDyn is Acting to Protect All Shareholders and Prevent Activist Group from Continuing to Violate Federal Securities Laws

VANCOUVER, Washington – August 5, 2021 – CytoDyn Inc. (OTCQB: CYDY) (“CytoDyn” or the “Company”), a late-stage biotechnology company, today announced that it has filed a lawsuit in the United States District Court for the District of Delaware against the activist group led by Paul Rosenbaum and Bruce Patterson (the “Rosenbaum/Patterson Group” or the “Activist Group”). The suit seeks to enjoin the Activist Group from misleading shareholders and waging an illegal proxy contest to take over control of the Company’s Board of Directors (the “Board”).

As announced on August 2, 2021, CytoDyn has determined that the director nomination notice submitted by the Rosenbaum/Patterson Group was invalid because it failed to comply with the Company’s bylaws in more than 50 instances. The Activist Group has since then stated that it intends to press on with its proxy contest and has continued with its efforts to make misrepresentations to shareholders. The Company has been left with no other option than to sue to enjoin the Rosenbaum/Patterson Group from further violations of the federal securities laws and misleading shareholders.

Scott A. Kelly, M.D., Chairman of the Board and Chief Medical Officer of CytoDyn, said, “We are taking this step to protect the rights of all our shareholders. We believe the Rosenbaum/Patterson Group has been purposely misleading shareholders and, in the process, has violated securities laws. We are bringing this lawsuit so that we can return our full focus as quickly as possible to what matters most to our company, shareholders and patients: securing approval for leronlimab and bringing its lifesaving potential to market.”

In its complaint, the Company details a number of misleading statements of the activities of the Rosenbaum/Patterson Group. These include but are not limited to the following:

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The Activist Group failed to disclose that one of its proponents, Jeffrey Beaty, and one of its nominees, Bruce Patterson, previously proposed that CytoDyn engage in a $350 million transaction through which they and their families would personally benefit to the tune of approximately $123 million. These two individuals have been attempting to replace a majority of the CytoDyn Board and potentially being able to effectuate this plan, yet they have not disclosed any of these details to shareholders as required by securities laws.

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The Activist Group claims that its members consist purely of CytoDyn outsiders, yet the facts are otherwise. Indeed, its members have prior connections with the Company which give them personal and unique motivations for attacking CytoDyn. These include two of the Company’s former directors: former Chief Medical Officer Richard G. Pestell, who was fired for cause, which automatically resulted in his removal from the CytoDyn Board (he then commenced litigation against the Company), and former CytoDyn Executive Board Chair Anthony D. Caracciolo.

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The Activist Group falsely claims that there are no “adverse proceedings” between them and the Company. However, while Patterson was a paid consultant for the Company under an agreement providing that he would have no right to proprietary information, he in fact secretly took CytoDyn’s data and caused IncellDx (where he was and remains CEO) to file a patent application with the

United States Patent and Trademark Office (“USPTO”) after CytoDyn had already filed its own patent application relating to the same data. CytoDyn soon learned of Patterson’s deception, and filed a successful third party submission with the USPTO to block IncellDx’s later-filed and invalid patent application claims.

As previously announced, the Rosenbaum/Patterson Group’s director nominations will be disregarded, and no proxies or votes in favor of their nominees will be recognized or tabulated at the 2021 annual meeting of shareholders. The 2021 annual meeting has been scheduled to be held on October 28, 2021. The Board will present its director candidates for the 2021 annual meeting in its definitive proxy materials, to be filed with the SEC in due course.

About CytoDyn

CytoDyn is a late-stage biotechnology company developing innovative treatments for multiple therapeutic indications using leronlimab, a novel humanized monoclonal antibody targeting the CCR5 receptor. CCR5 plays a critical role in the ability of HIV to enter and infect healthy T-cells and appears to be implicated in tumor metastasis and immune-mediated illnesses, such as NASH.

CytoDyn successfully completed a Phase 3 pivotal trial using leronlimab combined with standard antiretroviral therapies in HIV-infected patients who were heavily treatment-experienced individuals with limited treatment options. CytoDyn is working diligently to resubmit its Biologics License Application (“BLA”) for this HIV combination therapy since receiving a Refusal to File in July 2020 and subsequently meeting with the FDA telephonically to address their written guidance concerning the filing. On July 1, 2021, CytoDyn announced that it had submitted a dose justification report to the FDA, an integral step in the resubmission process for its BLA. CytoDyn also completed a Phase 2b/3 investigative trial with leronlimab used as a once-weekly monotherapy for HIV-infected patients. CytoDyn plans to initiate a registration-directed study of leronlimab monotherapy indication. If successful, it could support a label extension approval. Clinical results to date from two trials have shown that leronlimab can maintain a suppressed viral load in a sub-population of R5 HIV patients who chose to switch from their daily pills regimen to once a week subcutaneous dose of leronlimab. Several patients on leronlimab’s Phase 2b extension arm have remained virally suppressed for almost 7 years and many patients in our Phase 2b/3 investigative trial are passing two and some four years of monotherapy with suppressed viral load.

CytoDyn is also conducting a Phase 2 clinical trial with leronlimab in mTNBC, a Phase 2 basket trial in solid tumor cancers (22 different cancer indications), Phase 2 investigative trial for post-acute sequelae of SARS COV-2, also known as COVID-19 long haulers, and a Phase 2 clinical trial for NASH. CytoDyn has already completed a Phase 2 and Phase 3 trial for mild-to-moderate and severe-to-critical COVID-19 patients, respectively, for which CytoDyn did not meet its primary or secondary endpoints except for the secondary endpoint in the critically ill subpopulation. More information is at www.cytodyn.com.

Forward-Looking Statements

This press release contains certain forward-looking statements that involve risks, uncertainties and assumptions that are difficult to predict. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as “believes,” “hopes,” “intends,” “estimates,” “expects,” “projects,” “plans,” “anticipates” and variations thereof, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Forward-looking statements specifically include statements about leronlimab, its ability to provide positive health outcomes, the possible results of clinical trials, studies or other programs or ability to continue those programs, the ability to obtain regulatory approval for commercial sales, and the market for actual commercial sales. The Company’s forward-looking statements are not guarantees of performance, and actual results could vary materially from those contained in or expressed by such statements due to risks and uncertainties including: (i) the regulatory determination of leronlimab’s efficacy to treat COVID-19 by the U.S. Food and Drug Administration and various drug regulatory agencies in other countries, (ii) the Company’s ability to raise additional capital to fund its operations, (iii) the Company’s ability to meet its debt obligations, if any, (iv) the Company’s ability to enter into partnership or licensing arrangements with third parties, (v) the Company’s ability to identify patients to enroll in its clinical trials in a timely fashion, (vi) the Company’s ability to achieve approval of a marketable product, (vii) the design, implementation and conduct of the Company’s clinical trials, (viii) the results of the Company’s clinical trials, including the possibility of unfavorable clinical trial results, (ix) the market for, and marketability of, any product that is approved, (x) the existence or development of vaccines, drugs, or other treatments that are viewed by medical professionals or patients as superior to the Company’s products, (xi) regulatory initiatives, compliance with governmental regulations and the regulatory approval process, (xii) general economic and business conditions, (xiii) changes in foreign, political, and social conditions, and (xiv) various other matters, many of which are beyond the Company’s control. The Company urges investors to consider specifically the various risk factors identified in its most recent Form 10-K, and any risk factors or cautionary statements included in any subsequent Form 10-Q or Form 8-K, filed with the Securities and Exchange Commission. Except as required by law, the Company does not undertake any responsibility to update any forward-looking statements to take into account events or circumstances that occur after the date of this press release.

Important Information

CytoDyn intends to file with the SEC a definitive proxy statement and associated proxy card in connection with the solicitation of proxies for the Company’s 2021 Annual Meeting. Details concerning the nominees of the Company’s Board of Directors for election at the 2021 Annual Meeting will be included in the proxy statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors and stockholders will be able to obtain a copy of the definitive proxy statement and other documents filed by the Company free of charge from the SEC’s website, www.sec.gov. The Company’s stockholders will also be able to obtain, without charge, a copy of the definitive proxy statement and other relevant filed documents by directing a request by mail to CytoDyn Inc. at 111 Main Street, Suite 660, Vancouver, Washington 98660.

Participants in the Solicitation

The Company, its directors and certain of its executive officers will be deemed participants in the solicitation of proxies from stockholders in respect of the 2021 Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2021, filed with the SEC on July 30, 2021, and the Company’s definitive proxy statement for the 2020 annual meeting, filed with the SEC on September 1, 2020. To the extent holdings of such participants in the Company’s securities have changed since the amounts described in the proxy statement for the 2020 annual meeting, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC, if and when they become available.

CONTACTS

Investors:

Cristina De Leon

Office: 360.980.8524

ir@cytodyn.com

Media:

Dan Zacchei / Joe Germani

Sloane & Company

dzacchei@sloanepr.com / jgermani@sloanepr.com